UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2012

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 444-1630

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 4, 2012, Michael J. Draper announced that he will resign as Chief Financial Officer of The Burlington Capital Group LLC (“Burlington”), the company that acts as the general partner of the general partner of America First Tax Exempt Investors, L.P. (the “Registrant”). In that capacity, Mr. Draper also acts as the Registrant's Chief Financial Officer. Mr. Draper will resign as Chief Financial Officer in order to assume the role of Chief Executive Officer of BCG Solutions LLC, an affiliate of Burlington that has developed a patented sanitation system for use in a variety of commercial applications.
The Board of Managers of Burlington has identified and hired Timothy Francis to replace Mr. Draper as Chief Financial Officer of Burlington and the Registrant. Mr. Francis is expected to begin his employment on or before February 1, 2012. Mr. Draper will remain as Chief Financial Officer of Burlington and the Registrant until Mr. Francis begins his employment and will be available to Mr. Francis throughout any necessary transition period. Mr. Francis, age 35, is a Certified Public Accountant with Deloitte & Touche LLP, where he has been employed since 2001. Mr. Francis experience includes serving as an Audit Senior Manager for a number of public companies. Mr. Francis holds a Masters in Professional Accountancy degree from the University of Nebraska.
On January 10, 2012, the Registrant issued a Press Release announcing a change in its Chief Financial Officer, a copy of which is attached as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed with this Report. Exhibit numbers refer to the paragraph numbers under Item 601 of Regulation S-K.
99.1    Press Release issued by the Registrant on January 10, 2012 announcing a change in its Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 10, 2012
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By:    /s/ Mark A. Hiatt
Mark A. Hiatt, President